                                                                     EXHIBIT 1.1

                                                      Draft of January ___, 1997



                                1,897,500 Shares



                             Visual Numerics, Inc.



                                  Common Stock



                             Underwriting Agreement

                             dated March ___, 1997

Table of Contents                                                           Page
                                                                            ----

SECTION 1.  REPRESENTATIONS AND WARRANTIES................................     2

    Effectiveness of the Registration Statement; No Stop Order............     2
    Compliance with Registration Requirements.............................     2
    Quantities Furnished to the Underwriter...............................     3
    Distribution of the Offering Materials................................     3
    The Underwriting Agreement............................................     3
    Authorization of the Common Shares....................................     3
    No Applicable Registration or Other Similar Rights....................     3
    No Material Adverse Change............................................     3
    Independent Accountants...............................................     3
    Preparation of the Financial Statements...............................     4
    Incorporation and Good Standing of the Company and its Subsidiaries...     4
    Capitalization and Other Capital Stock Matters                             4
    Non-Contravention of Existing Instruments; No Further Authorizations
        or Approvals Required.............................................     5
    No Material Actions or Proceedings....................................     5
    Intellectual Property Rights..........................................     6
    Compliance with Laws..................................................     6
    Title to Properties                                                        6
    Tax Law Compliance....................................................     6
    Company Not an "Investment Company"...................................     6
    Insurance.............................................................     7
    No Price Stabilization or Manipulation................................     7
    Related Party Transactions............................................     7
    Florida Blue Sky Compliance...........................................     7
    Company's Accounting System...........................................     7
    Compliance with Environmental Laws....................................     7
    ERISA Compliance......................................................     8
    No Unlawful Contributions or Other Payments...........................     8

SECTION 2.  PURCHASE, SALE AND DELIVERY OF COMMON SHARES..................     9

    The Firm Common Shares................................................     9
    The First Closing Date................................................     9
    The Optional Common Shares; the Second Closing Date...................     9
    Public Offering of the Common Shares..................................     9
    Payment for the Common Shares.........................................    10
    Delivery of the Common Shares.........................................    10
    Delivery of the Prospectus to the Underwriter.........................    10

SECTION 3.  ADDITIONAL COVENANTS..........................................    10

    Underwriter's Review of Proposed Amendments and Supplements...........    10
    Securities Act Compliance.............................................    11
    Amendments and Supplements to the Prospectus and Other
        Securities Act Matters............................................    11
    Copies of any Amendments and Supplements to the Prospectus............    11
    Blue Sky Compliance...................................................    11
    Use of Proceeds.......................................................    12
    Transfer Agent........................................................    12



    Earnings Statement                                                        12
    Periodic Reporting Obligations........................................    12
    Company Agreement Not To Offer or Sell Additional Securities..........    12
    Acknowledgment Regarding Underwriter Information......................    12

SECTION 4.  PAYMENT OF EXPENSES...........................................    13

SECTION 5.  CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER..............    13

    Effectiveness of Registration Statement...............................    13
    Accountants' Comfort Letter...........................................    14
    Compliance with Registration Requirements; No Stop Order;
        No Objection from NASD............................................    14
    No Material Adverse Change or Ratings Agency Change...................    14
    Opinion of Counsel for the Company....................................    14
    Opinion of Counsel for the Underwriter................................    14
    Officers' Certificate                                                     15
    Bring-down Comfort Letter.............................................    15
    Lock-Up Agreements....................................................    15
    Additional Documents..................................................    15

SECTION 6.  REIMBURSEMENT OF UNDERWRITER'S EXPENSES.......................    16

SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT...............................    16

SECTION 8.  INDEMNIFICATION...............................................    17

    Indemnification of the Underwriter....................................    17
    Indemnification of the Company, Its Directors and Officers............    17
    Notifications and Other Indemnification Procedures....................    18
    Settlements                                                               18

SECTION 9.  CONTRIBUTION..................................................    19

SECTION 10.  DEFAULT OF THE UNDERWRITER...................................    20

SECTION 11.  TERMINATION OF THIS AGREEMENT................................    20

SECTION 12.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY..........    21

SECTION 13.  NOTICES......................................................    21

SECTION 14.  SUCCESSORS...................................................    22

SECTION 15.  PARTIAL UNENFORCEABILITY.....................................    22

SECTION 16.  GOVERNING LAW PROVISIONS.....................................    22

SECTION 17.  GENERAL PROVISIONS...........................................    22

EXHIBIT A.................................................................   A-1
EXHIBIT B.................................................................   B

                             Underwriting Agreement



                                                               January ___, 1997



GORDIAN GROUP, L.P.
500 Park Avenue, 5th Floor
New York, NY  10022-1606


Ladies and Gentlemen:

         Introductory.  Visual Numerics, Inc., a Texas corporation (the
         ------------
"Company"), proposes to issue and sell to Gordian Group, L.P. (the "Underwriter") an aggregate of 1,897,500 shares of its Common Stock, par value $.02 per share (the "Common Stock"). The 1,650,000 shares of Common Stock to be sold are called the "Firm Common Shares." In addition, the Company has granted to the Underwriter an option to purchase up to an additional 247,500 shares of Common Stock, as provided in Section 2 hereof. The additional 247,500 shares to be sold by the Company pursuant to such option are called the "Optional Common Shares." The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are herein collectively called the "Common Shares."

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-______), which registration statement contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of such effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is herein called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is herein called the "Rule 462(b) Registration Statement," and from and after the date and time of such filing of a Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter to confirm sales of the Common Shares, is herein called the "Prospectus"; provided, however, if the Company has elected to rely upon Rule 434 under the Securities Act (and has obtained the Underwriter's consent thereto), the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated ___________, 1997 (such preliminary prospectus herein called the "Rule 434 preliminary prospectus") together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and provided, further, that all references in this Agreement to the date of the Prospectus shall mean the date of such applicable Term Sheet. Additionally, all references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus and the Term Sheet, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Underwriter has advised the Company that the Underwriter proposes to make a public offering of the Common Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

         The Company hereby confirms its agreement with the Underwriter as follows:

SECTION 1.  REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to, and covenants and agrees with, the Underwriter as follows:

         (a) Effectiveness of the Registration Statement; No Stop Order.  Each
             ----------------------------------------------------------
     of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission's satisfaction, with all requests of the Commission for providing additional or supplemental information. No stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         (b) Compliance with Registration Requirements.  Each preliminary
             -----------------------------------------
     prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and, if so filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities
     Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sales of the Common Shares. At the respective times that the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto became effective, and at all times subsequent thereto up to and including each Closing Date referred to below, the Registration Statement, such Rule 462(b) Registration Statement and each such post-effective amendment thereto complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all times subsequent thereto up to and including each Closing Date referred to below, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company has elected to rely upon Rule 434 under the Securities Act, and has obtained the Underwriter's consent thereto, the Company confirms that the Rule 434 preliminary prospectus is not materially different from the Company's prospectus contained in the Registration Statement at the time it was declared effective, and the Company agrees that it shall comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties set forth in the second and third sentences of this Section 1(b) do not apply to statements in or omissions from the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed as required.

         (c) Quantities Furnished to the Underwriter.  The Company has
             ---------------------------------------
     delivered to the Underwriter one complete manually signed copy of the Registration Statement including consents and certificates of experts filed as a part thereof, and such quantities of conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, as the Underwriter has reasonably requested.

         (d) Distribution of the Offering Materials.  The Company has not
             --------------------------------------
     distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriter's distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than the preliminary prospectus, the Prospectus, the Registration Statement and the other offering materials permitted under the Securities Act.

         (e) The Underwriting Agreement.  This Agreement has been duly
             --------------------------
     authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (f) Authorization of the Common Shares.  The Common Shares to be
             ----------------------------------
     purchased by the Underwriter have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable.

         (g) No Applicable Registration or Other Similar Rights.  Except as
             --------------------------------------------------
     disclosed in the Prospectus under the caption "Shares Eligible for Future Sale" and "Description of Capital Stock--Registration Rights," there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (h) No Material Adverse Change.  Except as otherwise may be stated in
             --------------------------
     the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business of the Company and its subsidiaries, considered as one entity (any such change with respect to any entity being referred to herein as a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, direct or contingent, not in the ordinary course of business nor entered into any material transaction not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (i) Independent Accountants.  KPMG Peat Marwick LLP, which has
             -----------------------
     expressed its opinion with respect to the financial statements (which term as used in this

     Agreement includes the related notes thereto) and any supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, is a firm of independent public accountants as required by the Securities Act.

         (j) Preparation of the Financial Statements.  The financial statements
             ---------------------------------------
     filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and changes in financial position for the periods specified. The supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial and other data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Data," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" "Business--Legal Proceedings," "Management--Executive Compensation," "Management--Stock Plans," "Certain Transactions" and "Principal Shareholders" fairly present the information set forth therein on a basis consistent with that of the audited financial statements of the Company and its consolidated subsidiaries contained in the Registration Statement. The financial data set forth in the Prospectus under the caption "Dilution" fairly presents the information set forth therein on the basis stated in the Prospectus.

         (k) Incorporation and Good Standing of the Company and its
             ------------------------------------------------------
     Subsidiaries. Each of the Company and the subsidiaries of the Company listed in Exhibit 21.1 to the Registration Statement (each, a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Other than the Subsidiaries referred to in the preceding sentence, the Company has no investment in the equity securities of any other entity. The Company and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

         (l) Capitalization and Other Capital Stock Matters.  The authorized,
             ----------------------------------------------
     issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with the federal and state securities laws. None of the shares of Common Stock were issued in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants or rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than as set forth in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All shares of the Company's preferred stock issued and outstanding prior to the date hereof have been converted into shares of Common Stock as described in the Prospectus, and the former holders of such shares of Preferred Stock have no further rights in connection therewith.

         (m) Non-Contravention of Existing Instruments; No Further
             -----------------------------------------------------
     Authorizations or Approvals Required.  Neither the Company nor any of its
     ------------------------------------
     Subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an "Existing Instrument").
     The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus
     (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and the NASD.

         (n) No Material Actions or Proceedings.  Except as otherwise disclosed
             ----------------------------------
     in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened,
     (i) against or affecting the Company or any of its Subsidiaries, or (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of the Subsidiaries where in any such case, (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or any Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in
     Section 1(j) above in respect of all pending or, to the best of the Company's knowledge, threatened legal or governmental actions, suits or proceedings. All pending governmental or legal actions, suits or proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

         (o) Intellectual Property Rights.  The Company and the Subsidiaries own
             ----------------------------
     or possess sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses and approvals (collectively, the "Intellectual Property Rights") to conduct their businesses as now conducted; and no such Intellectual Property Rights, the expiration of which would result in a Material Adverse Change, will expire pursuant to its terms within five years from the date hereof. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted rights with respect to trademark, trade name, patent, mask work, copyright, license, trade secret or other similar rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

         (p) Compliance with Laws.  The Company and each Subsidiary possess such
             --------------------
     valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for those failures to possess such certificates, authorizations or permits which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change with respect thereto. The Company has not been advised, and has no reason to believe, that either it or any of the Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not result in a Material Adverse Change.

         (q) Title to Properties.  The Company and each of the Subsidiaries has
             -------------------
     good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(j) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

         (r) Tax Law Compliance.  The Company and its consolidated Subsidiaries
             ------------------
     have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in
     Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated Subsidiaries has not been finally determined.

         (s) Company Not an "Investment Company."  The Company has been advised
             ----------------------------------
     of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (t) Insurance.  Each of the Company and the Subsidiaries are insured by
             ---------
     recognized financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and such other risks. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any Subsidiary has been denied any insurance coverage for which it has sought or applied.

         (u) No Price Stabilization or Manipulation.  The Company has not taken
             --------------------------------------
     and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         (v) Related Party Transactions.  There are no business relationships or
             --------------------------
     related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Prospectus, other than those that have been disclosed therein.

         (w) Florida Blue Sky Compliance.  The Company is not presently doing
             ---------------------------
     business with the government of Cuba or with any person or affiliate located in Cuba.

         (x) Company's Accounting System.  The Company maintains a system of
             ---------------------------
     accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Compliance with Environmental Laws.  Except as would not,
             ----------------------------------
     individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively,

     "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in any such violation; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of the Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries or, to the best of the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law.

         (z) ERISA Compliance.  The Company and the Subsidiaries and any
             ----------------
     "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (aa) No Unlawful Contributions or Other Payments.  Neither the Company
              -------------------------------------------
     nor any of the Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

         Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         The Underwriter represents, warrants and agrees with the Company, and the Company acknowledges, that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) in the first, second and last paragraphs under "Underwriting" in the Prospectus (or any amendment or supplement thereto) is the only information furnished to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus, and the Underwriter confirms that such information is correct in all material respects.


SECTION 2.  PURCHASE, SALE AND DELIVERY OF COMMON SHARES.

         The Firm Common Shares.  On the basis of the representations,
         ----------------------
warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase from the Company the Firm Common Shares. The purchase price per Firm Common Share to be paid by the Underwriter to the Company shall be $_____ per share.

         The First Closing Date.  Delivery of certificates for the Firm Common
         ----------------------
Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Gordian Group, L.P., 500 Park Avenue, 5th Floor, New York City, New York (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m., New York City time on _______________, 1997, or such other time and date not later than noon, New York City time, on _______________, 1997 as the Underwriter shall designate by notice to the Company (the time and date of such closing are herein called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Underwriter may provide such notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 hereof.

         The Optional Common Shares; the Second Closing Date.  In addition, on
         ---------------------------------------------------
the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 247,500 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Common Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriter to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered, and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is herein called the "Second Closing Date" and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, the Underwriter agrees to purchase, and the Company agrees to sell, the number of Optional Common Shares set forth in the Underwriter's option exercise notice.

         Public Offering of the Common Shares.  The Underwriter hereby advises
         ------------------------------------
the Company that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective and the Underwriter, in its sole judgment, has determined is advisable and practicable. The Underwriter hereby further advises the Company that the Underwriter will offer the Common Shares for sale to the public initially at a price of $__.__ per share and to certain dealers selected by the Underwriter at a price that represents a concession of not more than $.__ per share from such initial public offering price, and the Underwriter may allow, and such dealers may reallow, a concession of not more than $ .__ per share to certain other dealers.

         Payment for the Common Shares.  Payment for the Common Shares shall be
         -----------------------------
made at the First Closing Date (and, if applicable, at the Second Closing Date) by certified or official bank checks payable in New York Clearing House or other next day funds to the order of the Company.

         It is understood that the Underwriter has been authorized, for its own account, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriter has agreed to purchase.

         Delivery of the Common Shares.  The Company shall deliver, or cause to
         -----------------------------
be delivered, to the Underwriter certificates for the Firm Common Shares to be sold at the First Closing Date, against payment therefor. The Company shall also deliver, or cause to be delivered, to the Underwriter certificates for the Optional Common Shares the Underwriter has agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be, against payment therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for checking and packaging on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

         Delivery of Prospectus to the Underwriter.  The Company shall deliver,
         -----------------------------------------
or cause to be delivered, to the Underwriter, copies of the Prospectus requested by the Underwriter for the purpose of confirming sales of the Common Shares that are expected to settle on the First Closing Date not later than 4:00 p.m. New York City time on the next business day following the later of the date of this Agreement or the date that the Common Shares are first released by the Underwriter for sale to the public.


SECTION 3.  ADDITIONAL COVENANTS.

         The Company further covenants and agrees with the Underwriter and, with respect to Section 3(i), the Company also covenants for the benefit of all present and future holders of Common Stock, as follows:

         (a) Underwriter's Review of Proposed Amendments and Supplements.  The
             -----------------------------------------------------------
     Company agrees that, during such period after the first date of the public offering of the Common Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities
     Act) or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company further agrees not to file any such proposed amendment or supplement to which the Underwriter reasonably objects in writing.

         (b) Securities Act Compliance.  After the date of this Agreement, the
             -------------------------
     Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove or suspend from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

         (c) Amendments and Supplements to the Prospectus and Other Securities
             -----------------------------------------------------------------
     Act Matters.  If, during the Prospectus Delivery Period, any event shall
     -----------
     occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish, at its own expense, to the Underwriter and to dealers and such other persons (whose names and addresses will be furnished to the Company by the Underwriter) to whom Common Shares might have been sold, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus.  The
             ----------------------------------------------------------
     Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any supplements and amendments thereto as the Underwriter may reasonably request.

         (e) Blue Sky Compliance.  The Company shall cooperate with the
             -------------------
     Underwriter and counsel for the Underwriter to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof.

         (f) Use of Proceeds.  The Company shall apply the net proceeds of the
             ---------------
     sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (g) Transfer Agent.  The Company shall engage and maintain, at its
             --------------
     expense, a registrar and transfer agent for the Common Stock.

         (h) Earnings Statement.  As soon as practicable, the Company shall make
             ------------------
     generally available to its security holders, and shall provide to the Underwriter, an earnings statement (which need not be audited) covering a twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act.

         (i) Periodic Reporting Obligations.  During the Prospectus Delivery
             ------------------------------
     Period the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file, on a timely basis, with the Commission all reports on Form SR as may be required under Rule 463 under the Securities Act and all reports required to be filed by Section 15(ds) of the Exchange Act. During such time as the Company is not required to file and is not filing reports and documents under the Exchange Act with the Commission, the Company shall provide to each holder of Common Stock reports and documents substantially the same as would be required to be filed with the Commission under Section 15(d) of the Exchange Act, which reports and documents shall be provided no later than would be required for such reports and documents if they were required to be filed with the Commission. In the event that the Company fails to deliver to the holders of Common Stock any report required to be delivered pursuant to the immediately preceding sentence within 10 days after the date such report was due, the Company shall promptly (and in any event within 30 days after the date such report was due) register its Common Stock under the Exchange Act and commence to file all reports and documents required to be filed under the Exchange Act.

         (j) Company Agreement Not to Offer or Sell Additional Securities.
             ------------------------------------------------------------
     During the period of 180 days following the date of the Prospectus, the Company agrees that it will not, without the prior written consent of Gordian Group, L.P. (which consent may be withheld at the sole discretion of Gordian Group, L.P.), directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock or any debt or equity securities convertible into or exchangeable or exercisable for Common Stock (other than as contemplated by this Agreement with respect to the Common Shares), provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of Gordian Group, L.P. (which consent may be withheld at the sole discretion of the Gordian Group, L.P.).

         The Underwriter may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants (other than the covenants contained in Section 3(i)) or extend the time for their performance.


SECTION 4.  PAYMENT OF EXPENSES.

         Whether or not the transactions contemplated hereunder are consummated, the Company shall pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriter; (iv) all fees and expenses of the Company's counsel, independent public accountants and other advisors, including the Underwriter's out-of-pocket expenses in connection with preparation of the Registration Statement (provided that such expenses shall not include any general overhead, salaries, supplies or similar expenses of the Underwriter incurred in the normal conduct of its business); (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, and, if requested by the Underwriter, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions; (vii) the filing fees incident to the NASD's review and approval of the Underwriter's participation in the offering and distribution of the Common Shares; and (viii) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. The Underwriter shall deem the Company to be the primary obligor with respect to all costs, fees and expenses to be paid by the Company. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriter shall pay all of its own expenses, including the fees and disbursements of its counsel (excluding those relating to the matters set forth under subparagraph (vi) above).


SECTION 5.  CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER.

         The obligations of the Underwriter to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Effectiveness of Registration Statement.  The Registration
             ---------------------------------------
     Statement, including any Rule 462(b) Registration Statement, shall have become effective no later than the date hereof.

         (b) Accountants' Comfort Letter.  On the date hereof, the Underwriter
             ---------------------------
     shall have received from KPMG Peat Marwick LLP, independent public accountants for the Company, a letter dated the date hereof, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (c) Compliance with Registration Requirements; No Stop Order; No
             ------------------------------------------------------------
     Objection from NASD. For the period from and after effectiveness of this
     -------------------
     Agreement and prior to the First Closing Date and, with respect to the Option Shares, the Second Closing Date:

              (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act, and obtained the Underwriter's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and time period required by such Rule 424(b);

              (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

              (iii) The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (d) No Material Adverse Change or Ratings Agency Change.  For the
             ---------------------------------------------------
     period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, the Second Closing Date:

              (i) there shall not have occurred any Material Adverse Change with respect to the Company and its subsidiaries, considered as one entity; and

              (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (e) Opinion of Counsel for the Company.  On each of the First Closing
             ----------------------------------
     Date and the Second Closing Date, the Underwriter shall have received the favorable opinion of Venture Law Group, A Professional Corporation, counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to counsel for the Underwriter, with respect to the matters set forth in Exhibit A hereto.
                  ---------

         (f) Opinion of Counsel for the Underwriter.  On each of the First
             --------------------------------------
     Closing Date and the Second Closing Date, the Underwriter shall have received the favorable opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, dated as of such Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass on such matters.

         (g) Officers' Certificate.  On each of the First Closing Date and the
             ---------------------
     Second Closing Date, the Underwriter shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection
     (c)(ii) of this Section 5, and further to the effect that:

              (i) the representations and warranties of the Company set forth in
          Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Date; and

              (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

         (h) Bring-down Comfort Letter.  On each of the First Closing Date and
             -------------------------
     the Second Closing Date, the Underwriter shall have received from KPMG Peat Marwick, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be.

         (i) Lock-Up Agreements.  On the date hereof, the Company shall have
             ------------------
     furnished to the Underwriter agreements substantially in the form of Exhibit B hereto from all holders of shares of Common Stock or options to
     ---------
     purchase shares of Common Stock who hold the equivalent of one percent or more of the outstanding shares of Common Stock, and all executive officers and directors of the Company, and such agreements shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

         (j) Additional Documents.  On or before each of the First Closing Date
             --------------------
     and the Second Closing Date, as the case may be, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.


SECTION 6.  REIMBURSEMENT OF UNDERWRITER'S EXPENSES.

         Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Underwriter pursuant to any of Section 5, Section 7 or Section 10, or if for any reason the sale to the Underwriter of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges relating to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.


SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.

         The parties hereto agree that this Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and
(ii) notification by the Commission to the Company and the Underwriter of the effectiveness of the Registration Statement under the Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof, (b) the Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


SECTION 8.  INDEMNIFICATION.

         (a) Indemnification of the Underwriter.  The Company agrees to
             ----------------------------------
     indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") and each partner, officer and employee of the Underwriter against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or are based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Gordian Group, L.P., but subject to the limitations set forth in Section 8(c)) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing
                                   --------  -------
     indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with
                                                   --------  -------
     respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, Its Directors and Officers.  The
             ----------------------------------------------------------
     Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures.  Promptly after
             --------------------------------------------------
     receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
     Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action
                        --------  -------
     include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party or parties.
     Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
     Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or
     (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements.  The indemnifying party under this Section 8 shall not
             -----------
     be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.


SECTION 9.  CONTRIBUTION.

         If the indemnification provided for in Section 8 hereto is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to
--------  -------
any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.


SECTION 10.  DEFAULT OF THE UNDERWRITER.

         [intentionally left blank]


SECTION 11.  TERMINATION OF THIS AGREEMENT.

         For the period from and after the effectiveness of this Agreement and prior to the First Closing Date, this Agreement shall be subject to termination by the Underwriter by notice given to the Company if at any time during such period (i) trading in securities generally on either of the Nasdaq Stock Exchange or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Texas or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Underwriter, is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) there shall have occurred any Material Adverse Change with respect to the Company and its Subsidiaries, considered as one entity; (v) any holder of the Company's securities shall have filed an action in federal or state court, whether at law or in equity, seeking to enjoin or seeking damages in connection with the transactions contemplated by this Agreement or challenging any aspects of the Registration Statement or the Prospectus; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof, (b) the Underwriter, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 12.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

         The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.


SECTION 13.  NOTICES.

         All communications hereunder shall be in writing and shall be mailed, delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

     Gordian Group, L.P.
     500 Park Avenue, 5th Floor
     New York City, NY  10022-1606
     Facsimile:  212-486-3616
     Attention:  Barbara S. Scholl

If sent to the Company:

     Visual Numerics, Inc.
     990 Richmond Avenue, Suite 400
    Houston, TX  77042-4540
     Facsimile:  713-781-9264
     Attention:  Richard G. Couch

Any party hereto may change the address for receipt of communications by giving written notice to the others.


SECTION 14.  SUCCESSORS.

         This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriter pursuant to Section 10 hereof, and to the benefit of the partners, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriter merely by reason of such purchase.


SECTION 15.  PARTIAL UNENFORCEABILITY.

         The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.  GOVERNING LAW PROVISIONS.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such State.


SECTION 17.  GENERAL PROVISIONS.

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party for whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. Unless otherwise specified, times of day shall mean New York City time.

         Each of the parties hereto hereby acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto hereby further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                              Very truly yours,

                              VISUAL NUMERICS, INC.


                              By: ____________________________
                                   Richard G. Couch
                                   Chief Executive Officer

    The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in New York City, New York as of the date first above written.

GORDIAN GROUP, L.P.


By:______________________________

                                   EXHIBIT A


    Opinion of counsel for the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit A include any supplements
                                              ---------
thereto at the Closing Date.

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

             (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

             (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

             (iv) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

             (v) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

             (vi) The authorized capital stock of the Company (including the Common Stock) conforms as to legal matters to the description thereof set forth in the Prospectus. All of the shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of such counsel's knowledge, have been issued in compliance with the federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Texas. The description of the Company's stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All shares of preferred stock issued and outstanding prior to the date hereof have been repurchased by the Company or converted into shares of Common Stock.

             (vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (A) by operation of the charter or by-laws of the Company or the laws of the State of Texas or (B) to the best knowledge of such counsel, otherwise.

             (viii) The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

             (ix) The Common Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

             (x) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

             (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the Securities Act.

             (xii) The statements (A) in the Prospectus under the captions "Risk Factors--Restrictions on Sale of Company or Sale of Company's Assets," "Risk Factors--Risk Relating to Conversion of Preferred Stock," "Risk Factors--Legal Proceedings," "Capitalization," "Business--Proprietary Rights," "Business--Legal Proceedings," "Management--Employment and Consulting Agreements," "Management--Stock Option and Incentive Plans," "Certain Transactions," "Description of Capital Stock" and "Underwriting" and (B) in Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, agreements or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

             (xiii) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

             (xiv) To the best knowledge of such counsel, there are no material agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

             (xv) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except such as have been obtained by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and the NASD.

             (xvi) The execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby (other than performance by the Company of its obligations under the indemnification and contribution sections of the Underwriting Agreement, as to which no opinion need be rendered) and by the Prospectus (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary; (iii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any material agreement known to such counsel after reasonable investigation; or
     (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary.

             (xvii) Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale" and "Description of Capital Stock-- Registration Rights," to the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

             (xviii) To the best knowledge of such counsel, neither the Company nor any Subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change in the Company and its Subsidiaries, considered as one entity.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and with representatives of and counsel to the Underwriter at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the States of Delaware and California or the federal law of the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriter, shall expressly state that the Underwriter may rely on such opinion as if it were addressed to it and shall be furnished to the Underwriter) of other counsel of good standing whom such counsel believes to be reliable and who is satisfactory to counsel for the Underwriter, provided, however, that such
                                                --------  -------
counsel shall further state that they believe that they and the Underwriter are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

                                   EXHIBIT B



Gordian Group, L.P.
500 Park Avenue, 5th Floor
New York City, NY  10022-1606

          Re:  Visual Numerics, Inc. (the "Company")
               -------------------------------------

Ladies & Gentlemen:

          The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the Underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

          In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Gordian Group, L.P. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose (other than as one or more bona fide gifts, provided each donee thereof agrees in writing to be bound by the terms of this lock-up agreement and provided that no donee shall be permitted to dispose of such shares by gift or otherwise during the period of this lock-up agreement) of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing to a date 180 days after the date of the final prospectus for the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

          This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.


_______________________________    Dated: _______________________________, 1997
Printed Name of Holder

By:____________________________    ____________________________________________
        Signature                  Printed Name of Person Signing (and indicate
                                   capacity of person signing if signing as
                                   custodian, trustee, or on behalf of an
                                   entity)